                                                                   EXHIBIT 10.24


                      SECOND AMENDMENT AND MODIFICATION OF
                            REIMBURSEMENT AGREEMENTS

     THIS SECOND AMENDMENT AND MODIFICATION OF REIMBURSEMENT AGREEMENTS (the "Second Amendment") entered into as of the 28th day of July, 2000 by and between ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION ("Bank") is made with reference to the following facts:

                                    RECITALS
                                    --------

     A. Pursuant to Reimbursement Agreement dated as of November 1, 1996 by and between Borrower and Bank (the "Washington Reimbursement Agreement"), Bank issued a letter of credit on behalf of the Borrower in the total Stated Amount of S8,667,671.20 (the "Washington Letter of Credit") to Norwest Bank Minnesota, National Association., as Trustee under that certain Indenture of Trust dated as of November 1, 1996, in connection with the issuance by the Washington State Housing Finance Commission of $8,500,000 in aggregate principal amount of its Variable Rate Demand Multifamily Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1996 (the "Washington Bonds"). Borrower's obligations under the Washington Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on five real properties located in the State of Washington legally described in Exhibit B-I through Exhibit B-5 to the Washington Reimbursement Agreement and by this reference incorporated herein (collectively, "the Washington Properties) and other security interests in other real and personal property owned by Borrower.

     B. Pursuant to Reimbursement Agreement dated as of July 1, 1997 by and between Borrower and Bank (the "Idaho Reimbursement Agreement"), Bank issued a letter of credit on behalf of the Borrower in the total Stated Amount of $7,494,987 (the "Idaho Letter of Credit") to First Security Bank, N.A., as Trustee under that certain Indenture of Trust dated as of July 1, 1997, In connection with the issuance by the Idaho Housing and Finance Association of S7,350,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project), Series 1997 (the "Idaho Bonds'). Borrower's obligations under the Idaho Reimbursement Agreement are secured, in part, by deeds of trust, security agreements, assignments of leases and rents and fixture filings on 4 real properties located in the State of Idaho legally described in Exhibit B-1 through Exhibit B-4 to the Idaho Reimbursement Agreement and by this reference incorporated herein (collectively, the "Idaho Properties") and other security interests in other real and personal property owned by Borrower.

     C. Pursuant to Reimbursement Agreement dated as of July 1, 1998 by and between Borrower and Bank (the "Ohio Reimbursement Agreement"), Bank issued a letter of credit on behalf of the Borrower in the total Stated Amount of $13,480,779 (the "Ohio Letter of Credit") to PNC Bank, National Association, as Trustee under that certain Indenture of Trust dated as of July 1. 1998, in connection with the issuance by the Ohio Housing Finance Agency of $12,690,000 in aggregate principal amount of its Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project) 1998 Series A-1 and $530,000 aggregate principal amount of its Taxable Variable Rate Demand Housing Revenue Bonds (Assisted Living Concepts, Inc. Project) 1998 Series A-2 (the "Taxable Bonds") (collectively, the "Ohio Bonds"). Borrower's obligations under the Ohio Reimbursement Agreement are secured, in part, by open-ended mortgages, security agreements, assignment of leases and rents and fixture filings on 7 real properties located in the State of Ohio legally described in Exhibit B-1 through Exhibit B-7 to the Ohio Reimbursement Agreement and by this reference Incorporated herein (collectively, the. "Ohio Properties") and other security interests in other real and personal property owned by Borrower.

     D. Pursuant to Amendment and Modification of Reimbursement Agreements dated as of August 18, 1999 (the "Modification"). The Bank agreed to forbear and waive certain defaults by Borrower under the Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement and the Related Documents (as defined in each Reimbursement Agreement) in exchange for the modification and restructure of the Borrower's obligations to the Bank as set forth in the Modification. The Washington Reimbursement Agreement, the Idaho Reimbursement Agreement and the Ohio Reimbursement Agreement, each as modified by the Modification, are hereinafter referred to collectively as the "Reimbursement Agreements." The Washington Properties, the Idaho Properties, the Ohio Properties and all other facilities owned or leased by the Borrower that are financed with the proceeds of a Bank credit enhanced bond issue, including, but not limited to, all facilities financed by the Washington State Housing Finance Commission's Variable Rate Demand Multifamily Revenue Bonds (LTC Properties, Inc. Project), Series 1995 are hereinafter referred to collectively as the "Bond Financed Properties."

     E. As part of the modification and restructure of the Borrower's obligations to the Bank under the Reimbursement Agreements set forth in the Modification, the Borrower deposited $8,300,000 in cash collateral with the Bank (the "Cash Collateral"), which Cash Collateral constitutes security for any and all indebtedness of Borrower to the Bank, including, but not limited to the Borrower's obligations under the Reimbursement Agreements and the Related Documents. The Bank has since released $2,194,800 of the Cash Collateral to Borrower pursuant to the terms of Section 3.B of the Modification. The Bank continues to hold $6,105,200 of the Cash Collateral pursuant to the terms of
Section 3.C of the Modification.

     F. The Borrower has requested that Bank waive the Bank's right to declare an Event of Default under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) by reason of the Borrower's anticipated failure to comply with the cash flow covenant set forth in Section 7.01(G)(iii)(a) of the Reimbursement Agreements at the corporate level for the quarters ending June 30, 2000 and September 30, 2000 and the Bank is willing to waive the Bank's right to declare an Event of Default under the Reimbursement Agreements on the express condition that Borrower agree to further modify and restructure Borrower's obligations under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT
                                   ---------


     1.  Incorporation of Recitals.  Each recital set forth above is
         -------------------------
incorporated into this Second Amendment as though fully set forth herein. Unless the context clearly provides otherwise, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Modification.

     2.  Waiver of Right to Declare an Event of Default.  In exchange for the
         ----------------------------------------------
further modification and restructure of the Borrower's obligations to the Bank under the Reimbursement Agreements on the terms and conditions hereinafter set forth, the Bank will waive the Bank's right to declare an Event of Default under the Reimbursement Agreements or any of the Related Document (as defined in the Reimbursement Agreements) by reason of the Borrower's anticipated failure to comply with the cash flow coverage covenant set forth in Section 7.01(G)(iii)(a) of each of the Reimbursement Agreements at the corporate level for the quarters ending June 30, 2000 and September 30, 2000, As of the date of this Second Amendment Bank has not received written notice from any person of the occurrence of an event that would constitute an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

     3.   Deposit of Additional Collateral to Secure Borrower's Obligations
          -----------------------------------------------------------------
Under the Reimbursement Agreements.  In exchange for the waiver of the Bank's
----------------------------------
right to declare an Event of Default under the Reimbursement Agreements, Borrower and Bank agree as follows:


          A.  Additional Real Property Collateral.  As security for the
              -----------------------------------
Borrower's obligations to the Bank under the Reimbursement Agreements and the other Related Documents, Borrower shall grant Bank (i) a first lien deed of trust on the following three assisted living facilities located in the State of Washington legally described in Exhibits A through C attached hereto and by this reference incorporated herein:

      Project Name                        Property Address                           County
      ------------                        ----------------                           ------
      Louisa House                2240 Main St., Ferndale, WA 98248                 Whatcom
     Franklin House             5713 Parker Road E., Sumner, WA 98390                Pierce
     Blossom House            5 100 W. Nob Hill Blvd., Yakima, WA 98908              Yakima

(collectively, the "Additional Properties") by execution and delivery of a deed of trust, security agreement, assignment of leases and rents and fixture filing in the form attached hereto as Exhibit D and by this reference incorporated herein (the "Additional Properties Deed of Trust"); (ii) a first lien assignment of leases and cash collateral with respect to the Additional Properties by execution and delivery of an assignment of leases and cash collateral in the form attached hereto as Exhibit E and by this reference incorporated herein (the "Additional Properties Assignment of Leases"), (iii) execution and delivery of a first lien security interest in certain personal property used in connection with the Additional Properties by UCC-1 financing statements for filing in the States of Washington, Oregon and Nevada with respect to the Additional Properties in the form attached hereto as Exhibit F and by this reference incorporated herein. In addition Borrower shall (i) enter in an environmental indemnity agreement with respect to the Additional Properties by execution and delivery of an unsecured environmental agreement in the form attached hereto as Exhibit G and by this reference incorporated herein; (ii) execute an Assignment of Operating Permits with respect to the Additional Properties in the form attached hereto as Exhibit H, and (iii) execute a Borrower's Certificate with respect to the Additional Properties in the form attached hereto as Exhibit I and by this reference incorporated herein. The Additional Properties Deed of Trust and Additional Properties Assignment of Leases on the Additional Properties shall be insured by an ALTA extended coverage mortgagee's policy of title insurance (Form B-10/17/70) (w/1984 amendments) issued by Chicago Title Insurance Company in favor of Bank as the insured with liability in the amount of $8,222,000, showing fee title to the Additional Properties vested in fee in Borrower and insuring the first lien priority of the Additional Properties Deed of Trust, subject only to such exceptions as may be authorized in writing by Bank and containing such endorsements as may be requested by Bank,

          B.  Amendment to Section 3.B of the Modification.  Pursuant to the
              --------------------------------------------
Modification, Borrower deposited $8,300,000 in cash collateral with Bank ("Cash Collateral"), which Cash Collateral constitutes security for any and all indebtedness of Borrower to the Bank, including, but not limited to, the Borrower's obligations to the Bank under the Reimbursement Agreements and the Related Documents. Prior to the date hereof, Borrower has released $1,194,400 of the Cash Collateral with respect to the Washington Properties and $1,000,400 with respect to the Idaho Properties. Borrower acknowledges that Bank is currently holding $6,105,200 in Cash Collateral.

     Section 3.B of the Modification is amended to read as follows:

     The Bank shall release $1,805,200 of the Cash Collateral to Borrower, together with any interest accrued thereon, provided there is no Event of Default under any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) or this Second Amendment and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Reimbursement Agreements, any of the Related Documents or this Second Amendment, when each of the following conditions has been met to the reasonable satisfaction of the Bank:

         (i) Borrower has delivered the following with respect to each of the Additional Properties:

              1. MAI appraisals for each of the Additional Properties in form, substance and amount satisfactory to Bank. The Appraised Value of the Additional Properties, in the aggregate, shall not be less than Eight Million Two Hundred Twenty Two Thousand Dollars ($8,222,000). Appraised Value shall mean the fair market value of the Additional Properties as determined by the Bank after internal review of MAI appraisals prepared in accordance with FIRREA requirements;

              2. Completed Certificates of Compliance with Access Laws and Identification Agreements for the Additional Properties in form and substance satisfactory to Bank,

              3. Evidence satisfactory to Bank that all real and personal property taxes and special assessments assessed against the Additional Properties have been paid;

              4. Evidence acceptable to Bank that each of the Additional Properties is accessible via completed, dedicated streets which have been accepted for public maintenance and use by the appropriate City and/or County depending on location, or that an easement creating a perpetual right of public access to a publicly dedicated street, road or highway is in effect;

              5. Receipt by Bank of an ALTA survey for each of the Additional Properties certified to and satisfactory to Bank and the title insurance company that will be insuring the first lien priority of the Additional Properties Deed of Trust;

              6. Receipt by the Bank of Environmental Questionnaires and Disclosure Statements and Phase I Environmental Site Assessments for each of the Additional Properties (prepared by environmental consulting firms acceptable to Bank), each of which shall be in form and substance satisfactory to Bank;

              7. Receipt of final unconditional certificate of occupancy for each of the Additional Properties;

              8. Copies of all licenses, permits and approvals necessary to own and operate each of the Additional Properties as an assisted living facility under Washington law including, but not limited to, copies of the current boarding house licenses for each of the Additional Properties;

              9. Receipt by the Bank of a certificate of an architect with respect to compliance by each of the Additional Properties with the American with Disabilities Act and the Fair Housing Act Amendments of 1988 (collectively the "Access Laws");

              10. Evidence of "all-risk" property, rental loss and comprehensive general liability insurance for each of the Additional Properties in form, substance and amount satisfactory to Bank naming the Bank as loss payee or additional insured as appropriate;

              11. A certificate by an architect or other person or entity acceptable to Bank confirming that each of the Additional Properties has been constructed and completed substantially in accordance with the plans and specifications approved by the Government Body with jurisdiction over each of the Additional Properties, and each of the Additional Properties complies with all applicable building codes and zoning ordinances and all other applicable federal and state laws, rules, regulations, codes and orders;

              12. The receipt by the Bank of copies of all final unconditional certificates of occupancy and other permits, if any, evidencing that each of the Additional Properties complies with all applicable zoning ordinances, building and use restrictions and codes and any requirements with respect to licenses, permits, and agreements necessary for the lawful use and operation of each of the Additional Properties and that necessary utilities and municipal services required for each of the Additional Properties are in place,

              13. The representations and warranties set forth in Article V1 of each of the Reimbursement Agreements are true and correct as of the date hereof;

              14. Receipt by Bank of a certified rent roll for each of the Additional Properties for July 1, 2000, together with copies of rent rolls, monthly occupancy reports, monthly operating statements and monthly financial statements for each of the Additional Properties from January 1, 1999 to present;

              15. Receipt by Bank of copies of all compliance or inspection audits, license suspension or revocation, notices or proceedings, regulatory actions imposing limitations on admission of residents, notices of violation or suspected violations of laws, rules and regulations, reports, notices or other communication received by Borrower from any federal, state or local governmental authority with jurisdiction over any of the Additional Properties or the business of Borrower conducted thereon, including, but not limited to, the Washington State Department of Health or the Washington State Department of Social and Health Services, or if no such documents exist, a representation to that effect by the chief executive officer of Borrower;

              16. Receipt by Bank of copies of the residential form lease for each of the Additional Properties, together with copies of all currently effective leases with tenants of each of the Additional Properties;

              17. Receipt of evidence of full payment for personal property in which Bank has a security interest;

              18. Evidence satisfactory to Bank that Borrower is in full compliance with all the, terms, covenants, conditions and requirements imposed by the Washington State Housing Finance Commission, the Idaho Housing and Finance Association and the Ohio Housing Finance Agency in connection with the issuance of the Washington Bonds, the Idaho Bonds or the Ohio Bonds, including, but not limited to, any regulatory agreements executed with respect to the Washington Bonds, the Idaho Bonds or the Ohio Bonds.

         (ii) Borrower shall execute a Borrower's Certificate in form and substance satisfactory to Bank whereby Borrower represents to Bank that, except as disclosed in writing by the Borrower to Bank prior to the date hereof which disclosure letter shall be attached as an exhibit to the Borrower's Certificate and shall, except as disclosed to and approved by Bank, disclose no fact which the Bank determines has a Material Adverse Effect on the legal existence or powers of the Borrower or its financial condition or operations or has a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Reimbursement Agreements or any of the Related Documents or discloses Borrower's failure to comply with any Requirement of Law that might result in any such effect, Borrower and each of the Bond Financed Properties and the Additional Properties are in full compliance with all laws, rules, regulations, orders and requirements of all federal, state and local government authorities with jurisdiction over any of the Bond Financed Properties or the Additional Properties or the business conducted by Borrower thereon, including but not limited to, the Washington, Idaho or Ohio State Departments of Health or Departments of Social and Health Services (collectively, "Regulators") and there is no pending or, to the best of Borrower's knowledge, threatened, license suspension, license revocation, limitation on admission of residents, notice of violation or suspected violation of any laws, rules, regulations, reports, notices or reporting requirements from any Regulator; and

         (iii) There is no default by Borrower under this Second Amendment, any of the Reimbursement Agreements or any of the Related Documents, and all other covenants under the

Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) remains in compliance.

     In the event that the Additional Properties do not meet the conditions set forth in Section 3.B(i) and (ii) above, or the Borrower fails to meet the condition set forth in Section 3.B(iii) above Bank shall not be obligated to release $1,805,200 of the Cash Collateral until Borrower provides Bank with substitute real or personal property collateral as additional security for the Borrower's obligation is to the Bank under the Reimbursement Agreements which is satisfactory to Bank and which does meet the requirements set forth in Section 3.B(i) and (ii) above, and the Borrower satisfies the condition set forth in
Section 3.B(iii) above. At such time as Borrower has provided satisfactory substitute real or personal property collateral which meets the requirements set forth in Section 3.B(i) and (ii) and the Borrower has satisfied the condition set forth in Section 3.B(iii) above, the Bank will release its security interests in the Additional Properties, unless and except to the parties agree otherwise.

    4.   Modification and Restructure of Reimbursement Agreements and
         ------------------------------------------------------------
Modification.  In exchange for the waiver of the Bank's right to declare an
------------
Event of Default under the Reimbursement Agreements by reason of the Borrower's anticipated failure to comply with the cash flow coverage covenant set forth in
Section 7.01(G)(iii)(a) of the Reimbursement Agreements at the corporate level for the quarters ending June 30, 2000 and September 30, 2000, and in addition to the Borrower's execution of the Additional Properties Deed of Trust in favor of Bank encumbering the Additional Properties as security for the Borrower's obligations to the Bank under the Reimbursement Agreements and Related Documents (as defined in the Reimbursement Agreements) as required under Section 3 of this Second Amendment, the Modification and each of the Reimbursement Agreements are modified as follows:

         A.    Section 3.C of the Modification is amended to read as follows:

               The Bank shall release the remaining balance of the Cash Collateral in the amount of $4,300,000 to Borrower, together with any interest accrued thereon, provided there is no event of default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Reimbursement Agreements or any Related Documents (as defined in the Reimbursement Agreements), when each of the following conditions has been satisfied: (i) Each of the Bond Financed Properties independently meets the following cash flow coverage ratio requirements for any three consecutive quarters, commencing with any fiscal quarter on or after the fiscal quarter ending December 3l, 2000; and (ii) the Borrower is in compliance with the following corporate cash flow coverage ratio measured on Borrower-wide operations for three consecutive quarters, commencing with any fiscal quarter on or after the fiscal quarter ending December 31, 2000; and (iii) all other covenants under the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) remain in compliance. For purposes of this Section 3.C the cash flow coverage ratio will be two independent tests and Borrower must comply with both tests and the other requirements in this Section 3.C in order to obtain a release of the remaining Cash Collateral.

               (a) For the actual quarter, the Borrower's ratio of Net Income (which shall exclude any restructuring, extraordinary or changes in accounting charges) + Interest Expenses + Depreciation & Amortization divided by Interest Expense + pro rata (for the quarter) scheduled principal payments on all Indebtedness + pro rata (for the quarter) annual fees relating to the U.S. Bank Bonds and the U.S. Bank Letters of Credit shall be greater than or equal to 1.25:1.00, measured quarterly; and
                                                                      ---
               (b) For the actual quarter, all Bond Financed Properties shall maintain a financial performance level such that the sum of their quarterly Net Income + Interest Expense + Depreciation and Amortization shall exceed
                                                                   ------------
     the sum of Interest Expense + pro rata (for the quarter) scheduled U.S. Bank Bonds principal payments + pro rata (for the quarter) annual fees relating to the U.S. Bank Bonds and the U.S. Bank Letters of Credit by 1.25 times, measured quarterly.

               All cash flow coverage calculations for the Bond Financial Properties shall be based upon operating performance of the Bond Financed Properties and shall not take into consideration any cash collateral deposited with the Bank, including, but not limited to the remaining Cash Collateral, or the operating performance of the Additional Properties.

         B. The annual letter of credit fee payable under Section 4.02 of the Washington Reimbursement Agreement shall be increased to one and one-half percent (1.50%) of the Stated Amount of the Letter of Credit as of each anniversary date following the Date of Issuance (which amount shall be calculated by the Bank) commencing with the letter of credit fee payable December 1, 2000, and on the first day of each and every December thereafter until the Termination Date,

         C. The annual letter of credit fee payable under Section 4.02 of the Idaho Reimbursement Agreement shall be increased to one and one-half percent (1.50%) of the Stated Amount of the Letter of Credit as of each anniversary date following the Date of Issuance (which amount shall be calculated by the Bank) commencing with the letter of credit fee payable July 1, 2000, and on the first day of each and every July thereafter until the Termination Date.

         D. The fee letter referred to in Section 4.0 of the Ohio Reimbursement Agreement shall be revised so that Borrower shall pay Bank an non-refundable agency fee in the annual amount of $10,000 on July I of each year, together with an annual letter of credit fee in the. amount of one and one-half percent (1.50%) of the Stated Amount of the Letter of Credit as 01 each anniversary date following the Date of Issuance (which amount shall be calculated by the Bank) commencing with the letter of credit fee payable July 1, 2000, and on. the first day of each and every July thereafter until the Termination Date.

         E. Section 7.01(G) of each of the Reimbursement Agreements is amended to add the following additional covenants, immediately following Section 7.01
(G)(iii):

              (i) Borrower shall at all times maintain minimum cash balances (excluding amounts that have been restricted), which cash balances shall be measured at the end of each month:

            Month                   Minimum Cash Balance Requirement
            -----                   --------------------------------
         July, 2000                            $5,500,000
         August, 2000                          $5,000,000
         September, 2000                       $5,500,000
         October, 2000                         $6,000,000
         November, 2000                        $1,000,000
         December, 2000                        $3,000,000

              (ii) So long as there is no Event of Default under the Reimbursement Agreements or any of the Related Documents, and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Reimbursement Agreements or any of the Related Documents, Borrower may make regularly scheduled installments of interest only payments payable on May 1 and November 1 of each year on Borrower's 5.625% Convertible Subordinated Debentures due May, 2003, issued in the original principal amount of $75,000,000 and Borrower's 6.00% Convertible Subordinated Debentures due November, 2002, issued in the original principal amount of $86,250,000 (collectively, the "Subordinated Debentures"). There shall be no payments of principal, no prepayments of interest or principal, and no refinancing, refunding, modification, restructure or redemption of the Subordinated Debentures without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

              F. Section 8.01 of each of the Reimbursement Agreements is amended to add the following new Section 8.01(1) immediately following Section 8.01(k):

              (1) there is any default under that certain Additional properties Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated July __, 2000 and recorded _______, 2000 in the official records of Whatcom, Pierce and Yakima Counties, Washington under Whatcom Recording No. ________, Pierce County Recording No. ___________ and Yakima County Recording No. ___________, and the same is not fully cured within the period of time, if any, provided for therein, and, if no period of cure is otherwise provided therein, within thirty (30) days after written notice from Bank to Borrower thereof

     5.   Confirmation.  The Reimbursement Agreements and each of the Related
          ------------
Documents (as defined in the Reimbursement Agreements) are each hereby modified to provide that the term "Reimbursement Agreement" or "Reimbursement Agreements" shall mean the Reimbursement Agreement or the Reimbursement Agreements, as modified by this Second Amendment. Borrower hereby confirms, subject to this Second Amendment, each of the covenants, agreements and obligations of Borrower set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Borrower acknowledges and agrees that, if and to the extent that the Bank has not heretofore required strict compliance with the performance by Borrower of such covenants, agreements and obligations, such action or inaction shall not constitute a waiver of, or otherwise affect in any manner, Bank's rights and remedies under any of the Reimbursement Agreements, as amended hereby, or any of the Related Documents (as defined in the Reimbursement Agreements), including the right to require performance of such covenants, agreements and obligations strictly in accordance with the terms and provisions thereof except as waived herein. Each Deed of Trust or, with respect to the Ohio Properties, Mortgage which secures the Borrower's obligations under any Reimbursement Agreement is hereby modified to provide that such Deed of Trust or Mortgage secures such Reimbursement Agreement as modified hereby Borrower represents and warrants that (i) upon execution of this Second Amendment; (ii) the encumbrance of the Additional Properties by execution, delivery and recordation of the Additional Properties Deed of Trust, delivery, recordation and/or filing and execution of the remaining documents described in
Section 3 of this Second Amendment, and (iii) the satisfaction of all of the terms and conditions set forth in this Second Amendment, including, but not limited to, payment of the restructuring fee and other costs and expenses set forth in Section 15 of this Second Amendment, Borrower will not be in default in the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements), including the right to require performance of such covenants, agreements and obligations strictly in accordance with the term and provisions thereof except as waived herein. Each Deed of Trust or, with respect to the Ohio Properties, Mortgage which secures the Borrower's obligations under any Reimbursement Agreement is hereby modified hereby Borrower represents and warrants that (i) upon execution of this Second Amendment; (ii) the encumbrance of the Additional Properties by execution, delivery recordation and/or filing and execution of the remaining documents described in Section 3 of this Second Amendment, and (iii) the satisfaction of all the terms and conditions set forth in this Second Amendment, including, but not limited to, payment of the restructuring fee and other costs and expenses set forth in Section 15 of this Second Amendment, Borrower representations, warranties or other provisions set forth in Section 15 of this Second Amendment, Borrower will not be in default in the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Borrower has no knowledge of any defenses, offsets or claims which may be asserted by Borrower, or by anyone claiming by or through Borrower, to the indebtedness owed by Borrower to Bank under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) or to the performance of any of the obligations, terms, covenants, conditions, representations, warranties or other provisions set forth in the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).


     6.  Validity.  Except as specifically modified and amended by this Second
         --------
Amendment, all of the terms, covenants, conditions and provisions of the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) shall remain in full force and effect. Nothing herein shall be deemed or construed to be an impairment of the lien of each Deed of Trust or, with respect to the Ohio Properties, each Mortgage and the lien of each Deed of Trust or each Mortgage shall remain a first lien against the Washington Properties, the Idaho Properties or the Ohio Properties, as applicable, described in such Deed of Trust or, with respect to the Ohio Properties, such Mortgage.

     7.  Bankruptcy.  Borrower hereby represents and warrants that Borrower has
         ----------
not filed for relief under any chapter of Title 11 the United States Code, as amended (hereinafter referred to as the "Bankruptcy Code") at any time prior to the date of this Second Amendment, and that it has not been subject to an involuntary petition under the Bankruptcy Code. Borrower further represents and warrants that as of the date of this Second Amendment (i) Borrower is and reasonably believes it will continue to be able to pay all of its creditors in a timely manner; (ii) Borrower will not be rendered insolvent as a result of entering into this Second Amendment and reasonably believes it will continue to have assets which are reasonable in relation to its business; and (iii) the agreements made and obligations provided for herein and the cure periods provided to Borrower to cure the Event of Default set forth in Section 2 above, were not made or incurred with any intent, actual or otherwise, to hinder, delay or defraud any person or entity. Borrower waives its right pursuant to Bankruptcy Code Section 1121(d) to seek any extension of the exclusive period in which it may file a plan for reorganization and seek approval thereof. The foregoing representations and warranties are a material inducement for Bank to agree to enter into this Second Amendment. Nothing in this Section 7 shall be deemed in any way to limit or restrict any of Bank's rights to seek in the bankruptcy court any relief (or take any other action) that Bank, in Bank's sole discretion, may deem appropriate in the event that a case under the Bankruptcy Code is commenced by or against Borrower, and in particular, Bank shall be free to move for an immediate vacation of the automatic stay under
Section 362 of the Bankruptcy Code, and Borrower agrees not to resist or oppose any such motion. Bank shall also be free to move to terminate the exclusive period under Section 1121 of the Bankruptcy Code and/or to dismiss the filed bankruptcy case.

     8.  Release of Claims.
         -----------------

         (a) Release of All Claims.  Borrower, on behalf of itself, its
             ---------------------
affiliates and their respective successors and assigns (collectively, the "Releasing Parties"), hereby release and forever discharge Bank and all of Bank's officers, directors, employees, agents, attorneys, advisors, participants and their respective successors and assigns (collectively, the "Released Parties") from any and all claims, demands, debts, liabilities, contracts, obligations, accounts, torts, causes of action or claims for relief of whatever kind or nature, whether known or unknown, whether suspected or unsuspected, which the Releasing Parties may have or which may hereafter be asserted or accrue against Released Parties, or any of them, resulting from or in any way relating to any act or omission done or committed by Released Parties, or any of them, prior to the date hereof

         (b) Complete Defense.  This release by Releasing Parties shall
             ----------------
constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Bank or any other Released Party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

     9.  No Continuing Waiver.  No waiver of any of the provisions of the
         --------------------
Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be deemed, or shall constitute, a continuing waiver of any of the provisions of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) nor shall any provision of this Second Amendment be deemed, or constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any of the provisions of the Reimbursement Agreements shall be binding unless executed in writing by the party making the waiver. Nothing contained in this Second Amendment or in any ongoing discussions or negotiations between Borrower or Bank shall directly or indirectly (i) create any obligation to make any further extension of credit;
(ii) create any obligation to make any further forbearance or waiver or defer any enforcement action by Bank as a result of the occurrence of an Event of Default under the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) which is not described in Section 2 of this Second Amendment or with respect to any Event of Default which is described in Section 2 of this Second Amendment beyond the dates set forth in Section 2 of this Second Amendment; (iii) constitute a consent or waiver of any past, present or future Event of Default or other violation of any provision of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) except to the extent expressly set forth in Section 2 of this Second Amendment; (iv) constitute a course of dealing or other basis for altering any of Borrower's obligations to Bank under the Reimbursements Agreements or any of the Related Documents (as defined in the Reimbursement Agreements). Bank expressly reserves all of its rights, powers and remedies under the

Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements).

    10.  Reaffirmation of Representations and Warranties.  Borrower does hereby
         -----------------------------------------------
reaffirm to Bank each of the representations, warranties, covenants and agreements made by Borrower set forth in each of the Reimbursement Agreements with the same force and effect as if each were separately stated herein and made again as of the date hereof. This reaffirmation shall not in any way limit, derogate or abrogate the representations, warranties, covenants and agreements made by Borrower as set forth in the Reimbursement Agreements. Borrower further represents and warrants to Bank that with the exception of the Borrower's anticipated failure to comply with the cash flow covenant set forth in Section 7.01(G)(iii)(a) of the Reimbursement Agreements at the corporate level for the quarters ending June 30, 2000 and September 30, 2000, as described in Section 2 of this Second Amendment, Borrower is in compliance with all of the terms, covenants, representations, warranties and agreements made by Borrower in the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements). There is no Event of Default under and no event that with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Reimbursement Agreements, or any of the Related Documents (as defined in the Reimbursement Agreements).

    11.  Time is of the Essence.  Time is of the essence of this Second
         ----------------------
Amendment.

    12.  Binding Effect.  This Second Amendment shall be binding upon Borrower
         --------------
and its successors and permitted assigns and shall inure to the benefit of Bank and its successors and assigns.

    13.  Prior Agreements.  The Reimbursement Agreements and each of the Related
         ----------------
Documents (as defined in the Reimbursement Agreements), including this Second Amendment and the documents attached as exhibits to or referred to in this Second Amendment (i) integrate all the terms and conditions mentioned in or incidental to the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements), (ii) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof, and
(iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in this Second Amendment modifying and restructuring the Reimbursement Agreements and each of the Related Documents (as defined in the Reimbursement Agreements) and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Second Amendment and those of any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements), the terms, conditions and provisions of this Second Amendment shall prevail.

    14.  No Rights Conferred on Others.  Nothing contained in this Second
      --------------------------------
Amendment, the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) shall be construed as giving any person, other than the parties hereto, any right, remedy or claim under or in respect of this Second Amendment except for the rights granted to the Released Parties in Section 8 hereof.

    15.  Costs and Expenses.  Bank's agreement to forbear and waive certain
         ------------------
Events of Default under the Reimbursement Agreements is expressly conditioned upon payment to Bank of a non-refundable restructuring fee of $75,000,00. Borrower shall reimburse Bank for all fees, costs and expenses incurred by Bank in the negotiation, preparation and administration of the modification and restructuring of the Reimbursement Agreements and other Related Documents contemplated by this Second Amendment. Such fees and costs include, but are not limited to, outside counsel attorney fees and costs, inspection fees, title insurance premiums, appraisal fees, environmental review fees, UCC searches filing and recording fees, and the costs incurred to satisfy all terms of this Second Amendment. All such costs and expenses shall be paid upon execution of this Second Amendment.

    16.  Governing Law.  This Second Amendment and the rights and obligations of
         -------------
the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Washington. If any court of competent jurisdiction determines any provision of this Second Amendment or any of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements) to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part hereof or of the Reimbursement Agreements or any of the Related Documents (as defined in the Reimbursement Agreements).

    17.  Voluntary Agreement.  The Borrower acknowledges that the Borrower is
         -------------------
represented by legal counsel of the Borrower's choice, is fully aware of the terms contained in this Second Amendment, and has voluntarily and without coercion or duress of any kind entered into this Second Amendment and the documents executed in connection with this Second Amendment.

    18.  Counterparts.  This Second Amendment may be executed in any number of
         ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    19.  Notice re Oral Commitments.  Oral agreements or oral commitments to
         --------------------------
loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


           "Bank"                                         "Borrower"

U.S. BANK NATIONAL ASSOCIATION                   ASSISTED LIVING CONCEPTS, INC.,
                                                 a Nevada corporation

By                                               By
  ----------------------------                     -----------------------------
Name                                             Name
    --------------------------                       ---------------------------
Title                                            Title
     -------------------------                        --------------------------

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